Exhibit 5.2

Jeffery B. Erb

Vice President, Chief Corporate Counsel and Corporate Secretary of

Berkshire Hathaway Energy Company,

as appointed counsel for

MidAmerican Energy Company

825 NE Multnomah Street, Suite 2000

Portland, Oregon 97232

503.813.5372

Jeffery.Erb@brkenergy.com

November 5, 2025

MidAmerican Energy Company

1615 Locust Street

Des Moines, Iowa 50309-3037

Ladies and Gentlemen:

I am the Vice President, Chief Corporate Counsel and Corporate Secretary of Berkshire Hathaway Energy Company, as appointed counsel for MidAmerican Energy Company, an Iowa corporation (the “Company”), am an attorney authorized to practice law in the State of Iowa and have acted as counsel to the Company in connection with the offering by the Company of $400,000,000 aggregate principal amount of the Company’s 5.500% First Mortgage Bonds due 2056 (the “Bonds”). The Bonds have been offered pursuant to the Registration Statement on Form S-3, file no. 333-291012 (as amended, the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated November 3, 2025, filed with the Commission on November 3, 2025 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated as of November 3, 2025, filed with the Commission on November 4, 2025 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”).

The Bonds have been issued pursuant to the Indenture, dated as of September 9, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 19, 2013 (the “First Supplemental Indenture”), and as supplemented by the Thirteenth Supplemental Indenture, dated as of November 5, 2025 (the “Thirteenth Supplemental Indenture”), between the Company and the Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the First Supplemental Indenture, the Thirteenth Supplemental Indenture, the Bonds and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

MidAmerican Energy Company

November 5, 2025

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. The Company is validly existing under the laws of its jurisdiction of incorporation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the First Supplemental Indenture, the Thirteenth Supplemental Indenture and the certificates evidencing the global Bonds.

2. The Base Indenture, the First Supplemental Indenture, the Thirteenth Supplemental Indenture and the certificates evidencing the global Bonds have been duly authorized by all necessary corporate or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa. This opinion is limited to the effect of the current state of the laws of the State of Iowa and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jeffery B. Erb

Jeffery B. Erb

Vice President, Chief Corporate Counsel and Corporate Secretary

of Berkshire Hathaway Energy Company,

as appointed counsel for MidAmerican Energy Company